Exhibit 23.1


The Board of Directors
ImClone Systems Incorporated:

     We consent to the incorporation by reference in the registration statements (Nos. 33-95860, 333-07339, 333-21417 and 333-22341 on Form S-3 and Nos.
333-10275 and 33-95894 on Form S-8) of ImClone Systems Incorporated of our report dated February 18, 1997, relating to the balance sheets of ImClone Systems Incorporated as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Annual Report on Form 10-K of ImClone Systems Incorporated.

     Our report refers to the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, in 1996.



                                                /s/KPMG PEAT MARWICK LLP
                                                ------------------------
                                                   KPMG PEAT MARWICK LLP



New York, New York
March 27, 1997